                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: October 10, 2003
                        (Date of earliest event reported)


                             NATIONAL-OILWELL, INC.

             (Exact name of registrant as specified in its charter)


                                FILE NO. 1-12317
                            (Commission File Number)

        DELAWARE                                             76-0475815
(State of incorporation)                                  (I.R.S. Employer
                                                        Identification Number)


        10000 RICHMOND AVENUE
           HOUSTON, TEXAS                                     77042-4200
(Address of principal executive offices)                      (Zip Code)


           Registrant's telephone, including area code: (713) 346-7500

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ITEM 5. OTHER EVENTS

National Oilwell has established a governance hotline at 800-372-3956 for any parties with an interest in National Oilwell including, but not limited to employees and investors, to communicate directly and confidentially with National Oilwell's non-management directors.
This hotline is part of the procedure established by National Oilwell's audit committee for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in accordance with
Section 301 of the Sarbanes-Oxley Act of 2002. This hotline may also be used by any parties interested in making a concern regarding National Oilwell known to the company's non-management directors. All calls made to the hotline will be confidential and controlled, and will be submitted directly to a non-management member of National Oilwell's board of directors.
Calls to the hotline are answered by an independent, automated system 24 hours a day, 365 days a year. Transcripts and audio files of the calls will be delivered to an independent director and member of National Oilwell's audit committee. Information regarding the hotline as well as other information regarding National Oilwell's corporate governance can be found in the Investor Relations section of the company's website at www.natoil.com.



                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NATIONAL-OILWELL, INC.



Date:  October 10, 2003                 /s/ Steven W. Krablin
                                        ---------------------------------------
                                        Steven W. Krablin
                                        Senior Vice President and
                                        Chief Financial Officer